Exhibit 10.2

PROTOCOLE D’ACCORD	AGREEMENT

Pilot SAS en tant qu’actionnaire de Quiksilver Europe (Na Pali SAS), qui est une société par actions simplifiée française, au capital de 13 545 100 € dont le siège social est situé 162 rue de Belharra, 645000 Saint-Jean-de-Luz (France), immatriculée au registre du commerce et des sociétés de Bayonne sous le numéro 331 377 036, représentée par Monsieur Stephen Le Bot, agissant en qualité de Directeur Général,

dûment habilité aux fins des présentes,

Pilot SAS as shareholder of Na Pali SAS, which is a French “société par actions simplifiée”, with a capital of € 13 545 100, whose registered office is located at 162 rue de Belharra, 645000 Saint-Jean-de-Luz (France), registered at the company and trade register of Bayonne under no. 331 377 036, represented by Mr. Stephen Le Bot, acting in the capacity of CEO,

, hereby duly authorized for the purposes described herein,

Ci-après dénommé “l’Actionnaire”.	Hereinafter referred to as the “Shareholder”.

D’UNE PART, ET :	ON THE ONE HAND, AND :
Monsieur Pierre Agnès, Ci-après dénommé “Pierre Agnes”. D’AUTRE PART, Ensemble dénommés les “Parties”.	Mr. Pierre Agnès, Hereinafter referred to as “Pierre Agnes”. ON THE OTHER HAND, Both hereinafter referred to as the “Parties”.

Préambule

Pierre Agnès a été engagé sein du groupe Quiksilver à compter du 1er novembre 2004, avec reprise de son ancienneté au 1er mars 1993. Pierre Agnès a exercé diverses responsabilités et exerce depuis le 1er septembre 2005 le mandat de Président de la société Na Pali SAS (le « Mandat Social »).

Preamble

Pierre Agnès was hired within the Quiksilver group effective as of November 1, 2004, with seniority dating back to March 1st, 1993. Mr. Pierre Agnes has performed various responsibilities and since September 1st, 2005 has been carrying out the mandate as Président (Chairman) of Na Pali SAS (the « Corporate Mandate”).

Compte tenu de l’évolution des missions de Pierre Agnès au sein du groupe Quiksilver, dans le cadre d’une réorganisation interne du groupe, Pierre Agnès exerce désormais les fonctions globales de « Head of Global Apparel » du groupe Quiksilver en qualité de salarié de la société Pilot SAS, parallèlement à son Mandat Social de Président de la société Na Pali SAS, correspondant désormais à des missions et responsabilités resserrées.

Taking into account the change in Pierre Agnes’ assignments within the Quiksilver group, due to an internal reorganization of the group, Pierre Agnes now performs his global functions of “Head of Global Apparel” of the Quiksilver group as an employee of Pilot SAS, at the same time as his mandate as Président of Na Pali SAS, now corresponding to narrower assignments and responsibilities.

A compter du 1er juillet 2013, les termes et conditions d’exécution du Mandat Social de Pierre Agnes au sein de la société Na Pali SAS sont les suivants :	As from July 1st, 2013, the terms and conditions of the performance of the Corporate Mandate of Pierre Agnes within Na Pali SAS are the following :

1. Rémunération. La rémunération de Pierre Agnes dans le cadre de son Mandat Social sera de 11.875 Euros mensuels (142.500 Euros sur une base annualisée), diminuée des retenues et déductions applicables, payée aux échéances habituelles de la paie au sein de Na Pali SAS. La rémunération de Pierre Agnes sera revue au moment de la révision périodique des rémunérations de la direction et pourra être ajustée discrétionnairement par l’Actionnaire au regard de la performance de Na Pali SAS, de la performance de Pierre Agnes en sa qualité de Président de Na Pali SAS, des conditions du marché, et d’autres facteurs considérés comme pertinents par le Conseil d’Administration ou le Comité de Rémunération du Conseil d’Administration (« le Comité de Rémunération ») de Quiksilver, Inc. Le montant de la rémunération ne pourra pas être inférieur à 11.875 Euros par mois.

1. Salary. Pierre Agnes’ base salary will be EUR 11,875 per month (EUR 142,500 on an annualized basis), less applicable withholdings and deductions, paid on Na Pali SAS’ regular payroll dates. Pierre Agnes’ base salary will be reviewed at the time management remunerations are reviewed periodically and may be adjusted (but not below EUR 11,875 per month) at the Shareholder’s discretion in light of Na Pali SAS’ performance, Pierre Agnes’ performance in his capacity of Président of Na Pali SAS, market conditions and other factors deemed relevant by the Quiksilver, Inc. Board of Directors or the Compensation Committee of the Board of Directors (“Compensation Committee”).

2. Bonus annuel discrétionnaire. Pierre Agnes sera éligible à l’octroi d’un bonus discrétionnaire conformément au Plan d’Intéressement de Quiksilver, Inc. pour	2. Annual Discretionary Bonus. For each full fiscal year of his Corporate Mandate (currently ending October 31), Pierre Agnes shall be eligible for a discretionary bonus chaque année fiscale complète effectuée au titre de son Mandat Social (dont l’échéance est actuellement fixée au 31 octobre de chaque année). Les termes et conditions particuliers de cet octroi devant être approuvés par le Conseil d’Administration ou le Comité de Rémunération de Quiksilver, Inc. au moment de l’octroi de ce bonus. Tout paiement au titre d’un bonus doit être effectué dans les trente (30) jours suivant la publication par Quiksilver, Inc. de ses comptes annuels contrôlés, et en aucun cas après le 15 mars de l’année calendaire suivant l’année fiscale au titre de laquelle le bonus est octroyé. Le paiement du bonus sera diminué des retenues et déductions applicables.

award pursuant to the Quiksilver, Inc. Incentive Compensation Plan, the specific terms and conditions of such award to be approved by the Board of Directors or the Compensation Committee of Quiksilver, Inc. at the time of the bonus award. Any payment received in connection with a bonus award shall be paid within thirty (30) days following the date Quiksilver, Inc. publicly releases its annual audited financial statements, but in no event later than March 15 of the calendar year following the fiscal year for which the bonus is awarded. Any bonus payments shall be less applicable withholdings and deductions.

3. Indemnité d’habillement. Il sera alloué à Pierre Agnes une indemnité d’habillement de 5 000 Euros par an au prix de gros de Na Pali SAS.	3. Clothing Allowance. Pierre Agnes will be provided a clothing allowance of EUR 5,000 per year at Na Pali SAS' wholesale prices.

4. Stock Options. Pierre Agnes continuera d’être éligible à la participation au Plan d’Intéressement en actions de Quiksilver, Inc., ou à tout plan d’actionnariat qui lui succéderait. Le montant et les termes de l’attribution à Pierre Agnes d'actions gratuites (“restricted stock”, de “restricted stock units”, de stock options, de “stock appreciation rights”, ou d'autres modes d'intéressement seront déterminés discrétionnairement par le Conseil d’Administration ou le Comité de Rémunération de Quiksilver, Inc., et précisés dans des contrats distincts, mais devront être substantiellement comparables à ceux accordés à d’autres dirigeants du groupe Quiksilver Inc. de niveau équivalent.

4. Stock Options. Pierre Agnes shall continue to be eligible to participate in the Quiksilver, Inc. Stock Incentive Plan, or any successor equity plan. The amount and terms of any restricted stock, restricted stock units, stock options, stock appreciation rights or other interests to be granted to Pierre Agnes will be determined by the Board of Directors or the Compensation Committee of Quiksilver, Inc. in its discretion and covered in separate agreements, but shall be substantially similar to those granted to other senior executives of Quiksilver, Inc. of equivalent level.

Les stock options attribuées après la date de cet accord jusqu’à la cessation du Mandat Social de Pierre Agnes devront prévoir que s’il est mis fin au Mandat Social de Pierre Agnes sans Cause Légitime (comme définie ci-après), ou du fait de son décès, ou d’une incapacité permanente, ou si Pierre Agnes met fin à son Mandat Social pour une Bonne

Stock options granted to Pierre Agnes after the date hereof through the termination of Pierre Agnes’ Corporate Mandate shall provide that if Pierre Agnes is terminated without Legitimate Cause (as hereinafter defined), or as a result of his death or permanent disability, or if Pierre Agnes terminates his Corporate Mandate for Good

Raison (comme définie ci-après), toute option pendante sera automatiquement acquise intégralement/vestée et de manière accélérée, de sorte qu’immédiatement avant ladite cessation du Mandat, les options pourront être exercées en totalité et demeureront exerçables jusqu’à ce que le premier des évènements suivants survienne (i) le premier anniversaire de la cessation du Mandat, (ii) l’arrivée du terme de l’option, ou (iii) la résiliation conformément à d’autres dispositions du plan d’options ou du contrat applicable (par exemple, en cas d’opération sur le capital).

Reason (as hereinafter defined), any such options outstanding will automatically vest in full on an accelerated basis so that the options will immediately prior to such termination become exercisable for all option shares and remain exercisable until the earlier to occur of (i) the first anniversary of such termination, (ii) the end of the option term, or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction).

La « Cause légitime de rupture » comprend notamment, de manière non limitative, les cas suivants (i) le décès, (ii) l’incapacité permanente mettant Pierre Agnes dans l’impossibilité d’exercer les fonctions essentielles de son Mandat même avec des aménagements raisonnables, (iii) une faute intentionnelle commise dans l’exécution de ses obligations, (iv) la commission d’un délit professionnel ou une violation de la loi impliquant un acte immoral ou une malhonnêteté de sa part, (v) un conflit d’intérêts, (vi) la violation délibérée de ses obligations professionnelles, (vii) la négligence répétée dans ses obligations professionnelles, ou (viii) une violation substantielle par Pierre Agnes de ses obligations en vertu de son Mandat.

“Legitimate Cause” shall include, but shall not be limited to, (i) Pierre Agnes’ death, (ii) Pierre Agnes’ permanent disability which renders him unable to perform the essential functions of his Corporate Mandate even with reasonable accommodation, (iii) willful misconduct in the performance of Pierre Agnes’ duties, (iv) commission of a professional felony or violation of law involving moral turpitude or dishonesty, (v) self-dealing, (vi) willful breach of professional duty, (vii) habitual neglect of professional duty, or (viii) a material breach by Pierre Agnes of his obligations under his Corporate Mandate.

La « Bonne Raison » pour Pierre Agnes de mettre fin à son Mandat Social signifie la rupture volontaire du fait de (i) l’affectation de Pierre Agnes à des tâches substantiellement incompatibles avec son Mandat Social sans son consentement, (ii) un changement substantiel dans le niveau de reporting de Pierre Agnes par rapport à celui découlant de son Mandat Social, sans son consentement (iii) une diminution substantielle de son autorité sans son consentement, (iv) une violation substantielle par l’Actionnaire du Mandat Social, (v) le défaut d’obtention par la Société

“Good Reason” for Pierre Agnes to terminate his Corporate Mandate means a voluntary termination as a result of (i) the assignment to Pierre Agnes of duties materially inconsistent with his position as set forth above without his consent, (ii) a material change in Pierre Agnes reporting level from his Corporate Mandate without his consent, (iii) a material diminution of his authority without his consent, (iv) a material breach by the Shareholder of the Corporate Mandate, (v) a failure by Quiksilver, Inc. or Pilot SAS to obtain from any successor, before the succession takes place, an agreement to auprès de tout successeur dans les activités du groupe Quiksilver, avant que cette succession n’intervienne, d’un accord visant à assumer et respecter les obligations contenues dans le présent contrat, ou (vi) la mutation, sans son accord, de Monsieur Pierre Agnes à plus de 150 km de Saint Jean de Luz (France). Nonobstant ce qui précède, aucune Bonne Raison ne sera caractérisée, à moins que Monsieur Pierre Agnes le notifie par écrit à la Société dans les quatre-vingt-dix (90) jours suivant l’apparition d'une ou plusieurs des conditions énoncées aux alinéas (i) à (vi) et, si l’événement ou la condition concernée est réversible, l’Actionnaire ou Quiksliver Inc. ne parvient pas à y remédier dans les trente (30) jours de cette notification.

assume and perform the obligations contained in this Agreement, or (vi) the relocation of Pierre Agnes, without his consent, to a location more than 150 km from Saint Jean de Luz (France). Notwithstanding the foregoing, Good Reason shall not exist unless Pierre Agnes provides the Company written notice on account thereof within ninety (90) days following the initial existence of one or more of the conditions described in clauses (i) through (vi) and, if such event or condition is curable, Quiksilver, Inc. or the Shareholder fails to cure such event or condition within thirty (30) days of such written notice.

5. Assurance décès. Na Pali SAS ou Quiksilver, Inc. paiera la prime d’assurance dans le cadre d’une police d’assurance sur la vie (garantie décès) au profit de Pierre Agnes auprès d’une compagnie de son choix, pour la police d’assurance de son choix et pour le bénéficiaire de son choix, pour un montant nominal déterminé par Quiksilver, Inc. , qui ne peut être inférieur à 2 000 000 $ USD. L’obligation d’obtenir et de maintenir cette assurance dépend de la démonstration et du maintien de l’assurabilité de Pierre Agnes, et Na Pali SAS ou Quiksilver, Inc. n’est pas tenu de payer des primes annuelles pour une telle police d’assurance au-delà de 5 000 $ USD.

5. Life Insurance. Na Pali SAS or Quiksilver, Inc., will pay the premium on a term life insurance policy on Pierre Agnes’ lifewith a company and policy of its choice, and a beneficiary of his choice, in the face amount determined by Quiksilver, Inc. of not less than USD $2,000,000. Na Pali SAS or Quiksilver, Inc.’s obligation to obtain and maintain this insurance is contingent upon Pierre Agnes’ establishing and maintaining insurability, and it is not required to pay premiums for such a policy in excess of USD $5,000 annually.

6. Terme et rupture. Le Mandat Social de Pierre Agnes court jusqu’au 31 octobre 2016 inclus, date à laquelle ce Mandat Social prendra fin. Il pourra être mis fin à ce Mandat Social par l’Actionnaire à tout moment, discrétionnairement ad nutum et sans préavis avant le 31 octobre 2016.

6. Term and Termination. The term of Pierre Agnes’ Corporate Mandate runs through and including October 31, 2016, on which date his Corporate Mandate will terminate. The Corporate Mandate can be terminated prior to October 31, 2016 by the Shareholder at any time at will and without notice.

En cas de cessation du Mandat Social, aucune indemnité de départ ne sera due à Pierre Agnes.	No severance indemnity will be paid to Pierre Agnes in case of termination of his Corporate Mandate.

Pierre Agnes recevra l’intégralité du montant de tout bonus discrétionnaire dû, le cas échéant, qui a été gagné au titre de l’année fiscale antérieure, au moment où les bonus annuels sont payés aux autres cadres, mais en aucun cas après le 15 mars de l’année calendaire suivant l’année fiscale au titre de laquelle le bonus est octroyé.

Pierre Agnes shall receive the full amount of any unpaid discretionary bonus that was earned from the preceding fiscal year, if any, at the time annual bonuses are paid to other executives, but in no event later than March 15 of the calendar year following the fiscal year for which the bonus is awarded.

Si (i) l’Actionnaire décide de mettre fin au Mandat Social sans Cause Légitime avant le 31 octobre 2016, (ii) le Mandat Social prend fin du fait du décès ou l’incapacité permanente de Pierre Agnès, (iii) le Mandat Social prend fin de plein droit le 31 octobre 2006, ou (iv) si Pierre Agnes met fin à son Mandat Social pour une Bonne Raison dans les six (6) mois de l’évènement constituant la Bonne Raison, Na Pali SAS paiera au pro rata à Pierre Agnes une partie du bonus adopté conformément à l'article 2, s’il y a lieu, pour l’année fiscale au cours de laquelle une telle cessation a lieu, déduction faite des retenues et déductions.

If (i) the Shareholder elects to terminate the Corporate Mandate without Legitimate Cause prior to October 31, 2016, (ii) the Corporate Mandate is terminated by reason of Pierre Agnes' death or permanent disability, (iii) the Corporate Mandate automatically terminates on October 31, 2016, or (iv) if Pierre Agnes terminates his Corporate Mandate for Good Reason within six (6) months of the action constituting Good Reason, Na Pali SAS will pay Pierre Agnes a pro rata portion of the bonus adopted pursuant to Paragraph 2, if any, for the fiscal year in which such termination occurs, less applicable withholdings and deductions.

Les notions de Cause Légitime et de Bonne Raison sont définies à l'article 4.	Legitimate Cause and Good Reason are defined in Paragraph 4.

7. Secrets commerciaux ; Information confidentielle et/ou protégées. Pilot SAS, Na Pali SAS et Quiksilver, Inc. détiennent certains secrets commerciaux et autres informations confidentielles et/ou protégées qui constituent des droits de propriété de valeur, qui ont été développés grâce à un investissement substantiel en temps et en argent, qui sont et continueront à être utilisés par Pilot SAS, Na Pali SAS et Quiksilver, Inc. et qui ne sont pas généralement connus dans le commerce. Ces informations protégées incluent la liste des clients et fournisseurs de Pilot SAS, Quiksilver, Inc., Na Pali SAS et leurs filiales, et d’autres informations spécifiques concernant les produits, finances, processus, préférences de matériaux, tissus, dessins,

7. Trade Secrets; Confidential and/or Proprietary Information. Pilot SAS, Na Pali SAS and Quiksilver, Inc. own certain trade secrets and other confidential and/or proprietary information which constitute valuable property rights, which have been developed through a substantial expenditure of time and money, which are and will continue to be utilized in Pilot SAS’, Na Pali SAS’ and Quiksilver, Inc.’s businesses and which are not generally known in the trade. This proprietary information includes the list of names of the customers and suppliers of Pilot SAS, Quiksilver, Inc., Na Pali SAS and their affiliates, and other particularized information concerning the products, finances, processes, material preferences, fabrics, designs, material sources, pricing sources de matériaux, informations sur les prix, calendriers de production, stratégies de vente et de marketing, formules de commissionnement sur les ventes, stratégies de merchandising, formulaires de commande et tout autre type d’informations protégées relatives aux produits, clients et fournisseurs de Pilot SAS, Quiksilver, Inc., Na Pali SAS et de leurs filiales. Pierre Agnes consent à ne pas divulguer et à garder strictement secrets et confidentiels tous les secrets commerciaux et informations protégées de Pilot SAS, Quiksilver, Inc., Na Pali SAS et leurs filiales, en ce compris de façon non limitative les éléments expressément mentionnées ci-dessus.

information, production schedules, sales and marketing strategies, sales commission formulae, merchandising strategies, order forms and other types of proprietary information relating to Pilot SAS, Quiksilver, Inc., Na Pali SAS and their affiliates’ products, customers and suppliers. Pierre Agnes agrees that he will not disclose and will keep strictly secret and confidential all trade secrets and proprietary information of Pilot SAS, Quiksilver, Inc., Na Pali SAS and their affiliates, including, but not limited to, those items specifically mentioned above.

8. Propriété et documents. A la date de la cessation du Mandat Social de Pierre Agnes ou dès que la cessation de ce Mandat Social aura été décidée, Pierre Agnes restituera à Na Pali SAS tout document, bien ou matériel de toute nature en relation avec son Mandat Social au sein de Na Pali SAS, qui serait en sa possession ou sous son contrôle. Pierre Agnes ne conservera ou ne gardera aucune copie d’aucun document qui contiendrait des informations confidentielles.

8. Property and Documents. At the date of termination of the Corporate Mandate or as soon as the termination of the Corporate Mandate is decided, Pierre Agnes shall return to Na Pali SAS any document, property and material of any kind in relation of his Corporate Mandate within Na Pali SAS, being in his possession or under his control. Pierre Agnes will not retain or keep any copy of any document that would contain confidential information.

9. Remboursement des frais. Na Pali SAS remboursera à Pierre Agnes ses frais professionnels raisonnables, nécessaires et justifiés, engagés au cours de ses activités professionnelles au bénéfice de Na Pali SAS, selon les termes et dans les conditions généralement accordées aux cadres de Na Pali SAS.

9. Expense Reimbursement. Na Pali SAS will reimburse Pierre Agnes for documented reasonable and necessary business expenses incurred by him while engaged in business activities for Na Pali SAS’ benefit on such terms and conditions as shall be generally available to executives of Na Pali SAS.

10. Respect des politiques commerciales. Pierre Agnes sera tenu de respecter les politiques commerciales et RH, ainsi que les procédures en vigueur au sein de Na Pali SAS. En cas de conflit, les termes du présent accord prévaudront.

10. Compliance With Business Policies. Pierre Agnes will be required to observe Na Pali SAS personnel and business policies and procedures as they are in effect from time to time. In the event of any conflicts, the terms of this Agreement will control.

11. Respect des lois fiscales. Le présent accord est rédigé en vue de respecter les exigences de toutes les lois fiscales américaine et française applicables, en ce compris (le cas échéant) les Articles 280G et 409 A du Code fédéral du Revenu Intérieur, et les règlements et autres circulaires promulgués pour son application. En conséquence, toutes les dispositions des présentes doivent être interprétées de façon à respecter toutes ces lois fiscales et, si nécessaire, toute disposition doit être considérée comme modifiée afin de respecter ces lois.

11. Compliance with Tax Laws. This Agreement is intended to comply with the requirements of all applicable United States and French tax laws, including (if applicable) Sections 280G and 409A of the U.S. Internal Revenue Code, and the regulations and other guidance promulgated thereunder. Accordingly, all provisions herein shall be construed and interpreted to comply with all such tax laws and if necessary, any such provision shall be deemed amended to comply therewith.

12. Respect du mécanisme de remboursement (“Clawback Compliance”). Toute somme payée au titre du présent contrat sera sujette à remboursement conformément à toute politique de remboursement “Clawback policy” que Quiksilver, Inc. ou Na Pali SAS a adoptée, ou serait tenue d’adopter dans le futur afin de respecter les normes fixées par toute bourse nationale d’échange de titres ou association sur laquelle les titres de Quiksilver, Inc. sont cotées, ou qui serait requise par le Dodd-Frank Wall Street Reform and Consumer Protection Act ou tout autre texte applicable.

12. Clawback Compliance. Any amounts paid pursuant to this Agreement shall be subject to recoupment in accordance with any clawback policy that Quiksilver, Inc. or Na Pali SAS has adopted or is required in the future to adopt pursuant to the listing standards of any national securities exchange or association on which Quiksilver, Inc.’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

13. Successeurs et cessionnaires. Le présent contrat sera cessible par Quiksilver, Inc. à tout successeur ou à toute société détenue ou contrôlée par Quiksilver, Inc., et liera tout successeur direct ou indirect dans les affaires de Quiksilver, Inc., par l’achat de titres, ou par fusion, consolidation, acquisition de tout ou d'une partie substantielle des actifs de Quiksilver, Inc., ou par tout autre moyen.

13. Successors and Assigns. This Agreement will be assignable by Quiksilver, Inc. to any successor or to any other company owned or controlled by Quiksilver, Inc., and will be binding upon any successor to the business of Quiksilver, Inc., whether direct or indirect, by purchase of securities, merger, consolidation, purchase of all or substantially all of the assets of Quiksilver, Inc. or otherwise.

14. Intégralité du contrat. A l’exception du contrat de travail conclu entre la société Pilot SAS et Pierre Agnes pour l’exercice de ses fonctions salariées de “Head of Global Apparel” du groupe Quiksilver, le présent accord se substitue et remplace à compter du 1er juillet 2013 tout contrat afférent à un

14. Entire Agreement. Except for the employment contract concluded between Pilot SAS and Pierre Agnes for the execution of his salaried functions of “Head of Global Apparel”, this Agreement completely supersedes and replaces as from July 1st, 2013 any existing or previous oral or written mandat social ou tout autre contrat de travail, existant ou préexistant, oral ou écrit, exprès ou tacite, entre Pierre Agnes, Na Pali SAS, l’Actionnaire de Na Pali SAS, ou Quiksilver, Inc. Le présent contrat, le contrat de travail conclu avec Pilot SAS, et tout accord de confidentialité, stock-options, actions gratuites, “restricted stock unit”, “stock appreciation rights”, ou tout accord similaire que l’Actionnaire pourrait conclure avec Pierre Agnes, comprennent l’intégralité des accords passés entre Quiksilver, Inc., Na Pali SAS, l’Actionnaire de Na Pali SAS et Pierre Agnes concernant sa relation de travail et son Mandat Social, et aucune modification ou avenant apporté au présent contrat ne sera valide, sauf s’il est rédigé par écrit, signé par l’Actionnaire, et conforme aux lois françaises.

agreement concerning corporate mandates or other employment agreements, express or implied, between Pierre Agnes, Na Pali SAS, the Shareholder of Na Pali SAS, or Quiksilver Inc. This agreement, the employment contract with Pilot SAS, and any confidentiality, stock option, restricted stock, restricted stock unit, stock appreciation rights or other similar agreements the Shareholder may enter into with Pierre Agnes contain the entire integrated agreement between Quiksilver, Inc., Na Pali SAS, the Shareholder of Na Pali SAS and Pierre Agnes regarding his employment and Corporate Mandate, and no modification or amendment to this agreement will be valid unless set forth in writing and signed by the Shareholder, and in accordance with the French laws.

Signé en deux originaux.	Executed in two originals.

A Saint-Jean-de-Luz, , 2013	In Saint-Jean-de-Luz, , 2013

Pour l’Actionnaire:	For the Shareholder:

Stephen Le Bot	Stephen Le Bot

Pierre Agnes (*) Faire précéder la signature de la mention “lu et approuvé”, et parapher chaque page du présent document.	Pierre Agnes (*) Please write the wording “acknowledged and agreed” (“lu et approuvé) and initial each page of the document.